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                                                                   Exhibit 10.13

                            TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement ("Agreement") is made and entered into as of April 27, 1998, by and between The Freedom Network, Inc., a Delaware corpora tion ("Freedom"), and Radio Unica Corp., a Delaware corporation ("Programmer").

                               W I T N E S S E T H

         WHEREAS, an application is pending before the Federal Communications Commission ("FCC") to assign the license for commercial AM broadcast station KDFT (AM), licensed to broadcast on frequency 540 kHz at Ferris, Texas (the "Station"), to Freedom;

         WHEREAS, Freedom has entered a Local Marketing Agreement ("LMA") with the licensee of Station to broker broadcast time on the Station in accordance with the FCC rules;

         WHEREAS, Freedom has such broadcast time available and desires that Programmer provide radio programming during that time, subject to the terms of this Agreement and consistent with the LMA;

         WHEREAS, Programmer desires to purchase time on the Station to present its programming and to sell advertising time for inclusion in said programming, and is willing to purchase that broadcast time, subject to the terms of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:


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         1. Agreement Subject To LMA. The parties hereby acknowledge that
Freedom is not yet the FCC licensee of the Station, and as such does not exercise control over the operations of the station or ultimate authority over the programming on the Station. Moreover, until the consummation of the assignment of the FCC licenses for the Station to Freedom, this Agreement is subject to, and shall be interpreted in accordance with, the LMA between Freedom and the FCC Licensee, a copy of which has been provided to Programmer. Prior to the consummation of the assignment, "FCC Licensee" shall refer to Richard E. Witkovski. Subsequent to the consummation of the assignment, "FCC Licensee" shall refer to Freedom.

         2. Term. The term of this Agreement shall commence on a date not earlier than May 11, 1998 or later than May 18, 1998 (the "Commencement Date"). The Commencement Date shall be selected by Freedom by giving not less than ten
(10) days prior notice to Programmer. Starting on the Commencement Date, Freedom agrees to make broadcast time available to Programmer in accordance with the schedule described below and to cause to be broadcast on the Station the Pro grammer's radio programs. This Agreement shall terminate on the second anniver sary of the Commencement Date, unless extended by mutual agreement of the parties hereto or terminated sooner pursuant to the terms of this Agreement.

         3.       Consideration.

                  3.1 Monthly Payments. As consideration for the air time made available hereunder, Programmer shall make monthly payments to Freedom as set forth in Attachment I hereto.

                  3.2 Additional Time. Consideration for additional time used by


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Programmer for World Cup events shall be as set forth in Attachment I hereto.

         4.       Broadcast Operations.

                  4.1 Broadcast Schedule. Starting on the Commencement Date and throughout the term of this Agreement, Freedom shall make available to Programmer all of the broadcast time on the Station (i) from 7:00 a.m. until 2:00 p.m., Central Time, on a daily basis, Monday through Friday of each week, and from (ii) 10:00 a.m. until 5:00 p.m. Central Time each Saturday (the "Programmer Time"). Addi tionally, and to the extent outside the time periods set forth herein, Freedom shall make available all necessary time required by Programmer to carry all World Cup soccer matches, as set forth in Attachment II hereto.

                  4.2 Maintenance. In the event that maintenance work affecting the operation of the Station by the FCC Licensee is necessary during the Programmer Time, Freedom shall use its best efforts to provide at least forty-eight (48) hours prior notice to Programmer, subject to the FCC Licensee's notice to Freedom. Following the consummation of the assignment of the Station to Freedom, Freedom shall use its best efforts to schedule and perform any such maintenance work at times other than during the Programmer Time.

                  4.3 Interruption Of Normal Operations; Force Majeure. Any failure or impairment of facilities or any delay or interruption in the broadcast of programs, in whole or in part, due to a cause beyond the control of Freedom, shall not constitute a breach of this Agreement by Freedom, but may result in a proration pursuant to Section 7.2 herein. If the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Freedom shall immediately notify Programmer.

         5.       Station Programming Policies.


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                  5.1 Broadcast Station Programming Policy Statement. The FCC
Licensee has adopted, and the FCC Licensee and Freedom will enforce, a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment III hereto. Programmer agrees and covenants that all pro gramming, advertising spots, promotional material and announcements that it provides for broadcast on the Station shall comply in all material respects with
(i) the Policy Statement; (ii) all applicable federal, state and local laws and regulations, including the rules and regulations of the FCC and the Federal Trade Commission ("FTC'), and the Communications Act of 1934, as amended ("Act"); and (iii) all subsequent changes to such rules and regulations and the Act. Programmer acknowl edges that Freedom has not urged, counseled or advised the use of any unfair business practice. If either Freedom or the FCC Licensee determines that a program supplied by Programmer, within its sole discretion, does not comply with the Policy Statement or conform to the rules and regulations of the FCC is may, upon prior written notice to Programmer (to the extent time permits such notice), suspend or cancel such program without liability to Freedom or the FCC Licensee, subject to Section 7.2 herein. Freedom will use reasonable efforts to provide such written notice to Programmer prior to the suspension or cancellation of any such program, subject to the notice provided to it by the FCC Licensee.

                  5.2 Programmer Compliance With Copyright Act. Programmer represents and warrants to Freedom that Programmer has full legal authority for the broadcast of its programming on the Station, and that Programmer shall not provide for broadcast of any material in violation of the Copyright Act or any copyright rules


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and regulations. All music supplied by Programmer shall be: (i) licensed by
ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. Programmer shall be responsible for payment of all such license fees. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

                  5.3 Sales. Programmer shall retain all revenues from the sale of advertising time within the programming it provides to Freedom. Programmer shall be responsible for payment of the commissions due to any national sales representa tive engaged by it for the purpose of selling national advertising which is carried during the programming it provides to Freedom. Freedom shall retain all revenues from its sale of Station's advertising during the hours each week in which Freedom provides the Station with its own programming outside of the Programmer Time.

                  5.4 Payola. Programmer agrees that it will not accept any consider ation, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Act and FCC requirements. Programmer agrees that every six (6) months, or more frequently at the request of the FCC Licensee or Freedom, it will execute and provide Freedom with a Payola Affidavit from each of its employees involved with the Station substantially in the form attached hereto as Attachment IV.

                  5.5 Cooperation On Programming. Programmer shall provide Freedom with information concerning such of Programmer's programs as are


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responsive to community issues, as FCC Licensee shall reasonably request, so as to assist the FCC Licensee in the satisfaction of its public service programming obligations. Programmer shall also provide Freedom upon request such other information necessary to enable the FCC Licensee to prepare records and reports required by the Commission or other local, state or federal government entities, including quarterly issues/programs lists.

                  5.6 Station Identification, PSAs And EAS. Freedom shall retain one minute per hour during the Programmer Time for the purpose of station identifi cation and the airing of public service announcements ("PSAs"). The definition of PSA shall be an announcement for which no charge is made and which promotes activities of federal, state and local governments, or programs, activities or services of nonprofit organizations (e.g. Red Cross blood donations). Provided, however, that during any World Cup soccer match, including the pre and post-match shows, Freedom shall retain only the minimum time necessary to make station identification announcements. Programmer shall cooperate with Freedom and the FCC Licensee to ensure compliance with the Commission's rules regarding the Emergency Alert System (EAS) tests.

                  5.7 Political Advertising. Programmer shall cooperate with Freedom to assist the FCC Licensee in complying with all rules of the FCC regard ing political broadcasting, including those requiring access by any qualified political candidate for federal elective office, and the Station's political broadcast policies. Programmer shall promptly supply to Freedom such information, including all inquires concerning the broadcast of political advertising, as may be necessary to


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comply with FCC rules and policies, including the lowest unit rate, equal opportuni ties, reasonable access, political file and related requirements of federal law and regulations. The FCC Licensee, in consultation with Freedom, and Programmer, shall develop a statement which discloses its political broadcasting policies to political candidates, and Programmer shall follow those policies and rates in the sale of political programming and advertising. In the event that Programmer fails to satisfy the political broadcasting requirements under the Act and the rules and regulations of the FCC and such failure inhibits the FCC Licensee in its compliance with the political broadcasting requirements of the FCC, then to the extent reason ably necessary to assure such compliance, Programmer shall either (i) promptly reimburse Freedom for the cost of rebates to political advertisers or (ii) release broadcast time and/or advertising availabilities to Freedom at no cost to Freedom.

                  5.8 Handling Of Mail. Except as required to comply with FCC rules and policies following consummation of the assignment, including those regarding the maintenance of the public inspection file, Freedom shall not be required to receive or handle mail, cables, telegraph or telephone calls in connection with programs provided by Programmer unless Freedom at the request of Program mer has agreed in writing to do so.

                  5.9 Insurance. Programmer shall maintain throughout the term of this Agreement insurance sufficient to cover general liability and errors and omis sions with regard to the programming it provides the Station. Such insurance shall name Freedom as an insured party.

                  5.10 Freedom Control Of Programming. Freedom and the FCC Licensee shall maintain absolute rights to suspend or preempt programming as provided in Section 5.1 herein, and the FCC Licensee right to suspend or preempt


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programming as provided in Section 7.1 herein.

         6. Responsibility For Employees And Expenses. Programmer shall employ and be responsible for the salaries, commissions, taxes, insurance and all other related costs of all personnel and property involved in the production and delivery of Programmer's programming. Programmer shall be responsible for all liabilities, debts and obligations of Programmer based upon the purchase of air time and delivery of programming including, without limitation, accounts payable, barter agreements and unaired advertisements. Freedom or FCC Licensee shall be respon sible for the employment of a board operator who shall insert commercial matter provided by Programmer, during the Programmer Time, as set out in daily logs to be provided in advance by Programmer. Freedom or FCC Licensee shall provide Programmer with ground or roof rights as necessary for a satellite receive dish up to 3.5 meters in diameter to receive Programmer's programming at or near the Station's studio facility.

         7. FCC Licensee's Operating Of Station. Notwithstanding any other provision of this Agreement, the FCC Licensee shall have full authority and power over the operation of the Station during the period of this Agreement, including the Station's finances, personnel and programming policies.

                  7.1 FCC Licensee Control Of Station Operations. Programmer agrees that the FCC Licensee shall retain control over the policies, programming and operations of the Station; including, without limitation, (i) the right to accept or reject any programming or advertisements provided by Programmer pursuant to Section 5.1, (ii) the right to preempt any programs provided by Programmer that are not in the public interest, or in order to broadcast a program deemed by the FCC Licensee to be of greater national, regional or local interest, and (iii) the right to take any other actions necessary for compliance with federal, state and local laws, the Act


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and the rules, regulations and policies of other federal government entities, including the FTC and the Department of Justice. Freedom will use its best efforts to give Programmer reasonable notice of the FCC Licensee's intention to preempt Program mer's programs. The FCC Licensee also shall retain the right to break into Program mer's programming in case of an emergency.

                  7.2    Preemption Or Rejection Of Programming.

                         (a) Except as provided in Section 7.2(b) below with
respect to World Cup soccer matches and the substitution of Paid Programming (as defined below), in the event that the FCC Licensee or Freedom preempts or rejects program ming from Programmer for any reason pursuant to the terms of this Agreement, or in the event that the Station experiences a Service Interruption as defined herein, the amount due Freedom for that month pursuant to Section 2 and Attachment I shall be prorated, based on the percentage that the total hours in that calendar month of programming preempted, rejected or not aired due to a Service Interruption bears to the total amount of programming that Programmer would have broadcast over the Station during the month if no programming had been preempted or rejected and/or no Service Interruption had occurred. The difference between the amount actually paid in advance for that month and the amount due following the proration shall be deducted from the next monthly payment made by Programmer to Freedom pursuant to Attachment I. Provided, however, that no credit shall be given based upon a Service Interruption unless the Service Interruptions in any month exceed two (2) hours in the aggregate. Moreover, no credit shall be given for any Service Interrup tion caused by the negligent or intentional act or omission of


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Programmer and/or its employees or agents. For purposes of this section,
"Service Interruption" is defined as the Station being off the air, or not operating with at least ninety percent (90%) of its licensed power, during the Programmer Time.

                         (b) Programmer shall receive a payment credit as
provided below ("Payment Credit") in the event that Freedom or the FCC Licensee preempts or rejects (i) any of Programmer's programming in order to substitute other program ming for which a payment (in cash, trade or barter) has been made to Freedom or the FCC Licensee ("Paid Programming"), except as necessary to comply with the FCC political rules pursuant to Section 5.7 herein, or (ii) any time within a World Cup Soccer match in Programmer's programming, for any reason other than coverage of a U.C.world, national, regional or local emergency. The Payment Credit shall be an amount equal to the loss of revenue during the time the Programmer's programming was preempted, which shall include the loss of local and national revenues and an allocation of Radio Unica network revenues. The allocation of Radio Unica network revenues shall be equal to the percentage of Radio Unica network revenues that is the same percentage determined by dividing the Hispanic population of the Dallas radio market by the total Hispanic population reached by the Radio Unica network. The Payment Credit shall be deducted from the next monthly payment made by Program mer to Freedom pursuant to Attachment I. In the event that Programmer seeks a Payment Credit, it shall provide Freedom with appropriate documentation demon strating its lost revenues.

                  7.3 Licensee Responsibility For FCC Compliance. The FCC Licensee shall at all times be solely responsible for meeting all of the Commission's requirements with respect to public service programming, for maintaining the political and public inspection files and the Station logs, for the preparation of issues/programs lists, and for retaining and supervising an engineer to ensure


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compliance with the Commission's rules and regulations governing the technical operation of the Station. Programmer shall provide Freedom with information necessary to maintain all necessary records to permit the FCC Licensee to meet its obligations under this paragraph.

         8.       Indemnification.

                  8.1 Programmer shall indemnify and hold Freedom and its officers, directors, shareholders, agents, and employees harmless against any and all claims, damages, liabilities, costs, and expenses (including by way of example and without limitation, reasonable attorneys' fees) (individually or collectively "Damages") arising out of (a) libel, slander, illegal competition or trade practice, infringement of trademarks, trade names, or program titles, violation of rights of privacy, infringe ment of copyrights or proprietary rights and any other violations of the rights of any third party, resulting from the broadcast of the Programmer's programs, or (b) any action taken by Programmer or its employees or agents with respect to the Station, or any failure by Programmer or its employees or agents to take any action with respect to the Station, including but not limited to Programmer's payment and performance of obligations and liabilities, unless resulting from a failure by Freedom to perform hereunder, or (c) Programmer's breach of any of its representations, warranties or covenants set forth in this Agreement. Programmer's obligation to hold Freedom harmless under this Section shall survive a termination of this Agreement until the expiration of all applicable statutes of limitations.

                  8.2 Freedom shall indemnify and hold Programmer and its officers, directors, shareholders, agents, and employees harmless against any and all Damages


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arising out of (a) libel, slander, illegal competition or trade practice, infringement of trademarks, trade names, or program titles, violation of rights of privacy, infringe ment of copyrights or proprietary rights and any other violations of the rights of any third party, resulting from the broadcast of Freedom's programs, or (b) any action taken by Freedom or its employees or agents with respect to the Station, or any failure by Freedom or its employees or agents to take any action with respect to the Station, including but not limited to Freedom's payment and performance obligations and liabilities, unless resulting from a failure by Programmer to perform hereunder, or (c) Freedom's breach of any of its representations, warranties or covenants set forth in this Agreement. Freedom's obligation to hold Programmer harmless under this Agreement shall survive any termination of this Agreement until the expiration of all applicable statutes of limitations.

         9.       Default.

                  9.1 Events Of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default:

                              (i)Programmer's failure to timely make any of the
monthly payments as provided in Attachment I hereto.

                              (ii) the default by either party hereto in the
material observance or performance of any covenant, condition or agreement contained herein, or if either party (a) shall make general assignment for the benefit of credi tors, or (b) files or has filed against it a petition for bankruptcy, reorganization or an arrangement for the benefit of creditors, or for the appointment of a receiver, trustee or creditor representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days;

                              (iii) if any material representation or warranty
herein made
by either party hereto, or in any certificate or document furnished by either party to the other pursuant to the provisions hereof, shall prove to have been false or mislead ing in any material respect as of the time made or furnished.

                  9.2 Cure Periods. An Event of Default shall not be deemed to have occurred until five (5) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the action necessary to cure the default within such period. This period may be extended for a reasonable period of time, if the defaulting party is acting in good faith to cure the default and such default is not materially adverse to the other party.

         10.      Termination.

                  10.1 This Agreement shall terminate on the second anniversary of the Commencement Date, unless extended by mutual agreement of the parties hereto.

                  10.2 Termination Upon Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement provided that it is not also in material default hereunder. Notwithstanding the foregoing, nor any provision of this Agreement, any termination of this Agreement: (a) shall not constitute an election of remedies with regard to such default or such termination; and (b) shall not affect, or limit, the ability of the non-defaulting party to avail itself of any and all remedies which otherwise would have been available to it, at law or in equity.

                  10.3 Termination By FCC Licensee. In the event that the LMA is terminated by the FCC Licensee, or by the FCC, another government entity or a court by a final order no longer subject to reconsideration or review, Freedom shall have the right to terminate this Agreement.

                  10.4 Non-Default Termination. Effective three months after the


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Commencement date, Programmer shall have the right, at its option, to terminate this Agreement, upon four (4) months prior written notification to the other party. However, in no event shall notice be given by Programmer prior to that date.

                  10.5 Termination Upon Order Of Governmental Authority. If this Agreement is challenged at the FCC, whether or not in connection with the Station's license renewal application, counsel for the Freedom and counsel for the Programmer shall jointly defend the Agreement and the parties' performance thereunder throughout all FCC proceedings at the sole expense of the Programmer. If portions of this Agreement are questioned, challenged or disapproved by the FCC, then the parties shall reform the Agreement as necessary to satisfy the FCC's concerns. If the parties are unable to reform the Agreement as necessary to satisfy such concerns, this Agreement shall terminate. In the event that a federal, state or local government authority designates a hearing with respect to the continuation or renewal of any authorization held by the FCC Licensee for the operation of the Station or initiates any revocation or other proceeding with respect to the authoriza tions issued to the FCC Licensee for the operation of the Station, and Freedom elects to contest the action, then Freedom shall be responsible for its expenses incurred as a consequence of any such proceeding; provided, however, that Programmer shall at its own expense cooperate and comply with any reasonable request of Freedom to assemble and provide information relating to Programmer's performance under this Agreement to the appropriate government authority. In the event of termination of this Agreement pursuant to any government order(s), including a revocation or non-renewal of any authorization held by the FCC

Licensee, Programmer shall pay to Freedom any fees due but unpaid as of the date of termination as may be permitted by such order(s).

                  10.6 Cooperation Upon Termination. If this Agreement is termi nated, for whatever reason, the parties agree to reasonably cooperate with one another, subject to the LMA, to enable Programmer to fulfill advertising or other programming contracts then outstanding, in which event Freedom shall receive as compensation for the carriage of such programming that which otherwise would have been paid to Programmer hereunder. Upon termination of this Agreement, all sums owing to Freedom shall be paid in full.

         11. Representations, Warranties And Covenants. Both Freedom and Programmer represent that they are legally qualified, empowered and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound. Without limiting the foregoing, Programmer certifies that this Agreement complies and will continue to comply with the Commission's multiple ownership rules and policies, including 47 C.F.R. ss. 73.3555, as now in effect or hereinafter amended.

         12. Notices. All necessary notices and requests permitted or required under this Agreement shall be in writing and shall be sent (i) by facsimile transmis sion to the telecopy numbers listed herein, (ii) mailed by certified mail, return receipt requested, postage prepaid, to the addresses listed herein, or (iii) sent for overnight delivery via a nationally-recognized overnight delivery service to the addresses listed herein. Such notices and requests shall be deemed to have been given (i) if sent by facsimile, upon sender's receipt of a facsimile confirmation sheet, (ii) if mailed, upon receipt evidenced by return signature card by postal service to sender, or (iii) if sent for overnight delivery, upon receipt evidenced by confirmation of delivery by delivery service.

                  If to Programmer:  Radio Unica Corp.
                                     8400 N.W. 52nd Street
                                     Suite 101
                                     Miami, FL  33166
                                     Attn:  Herb Levin
                                     FAX: (305) 463-5001

                  With copy to:      John C. Quale, Esq.
                                     Skadden Arps Slate Meagher & Flom LLP
                                     1440 New York Avenue, N.W.
                                     Washington, DC 20005-2111
                                     FAX: (202) 371-7475


                  If to Freedom:     The Freedom Network, Inc.
                                     127 Mamanasco Road
                                     Ridgefield, CT  06876
                                     Attn:  Otto Miller
                                     FAX: (203) 438-6487

                  With copy to:      Howard A. Topel, Esq.
                                     Fleischman and Walsh, L.L.P.
                                     1400 Sixteenth Street, N.W.
                                     Suite 600
                                     Washington, D.C.  20036
                                     FAX: (202) 745-0916

         13. Modification And Waiver. No modification of any provision of this Agreement shall in any event be effective unless it is in writing and then such modification shall be effective only in the specific instance and for the purpose for which given.

         14. Construction. This Agreement shall be construed in accordance with the Communications Act of 1934, as amended, the laws of the State of Delaware and the rules, regulations and policies of the Commission.

         15. Assignment. This Agreement may not be assigned by Programmer without the approval of Freedom, except for an entity under common control. Freedom may assign this Agreement to another entity under common control; to any licensee of the Station; or to another third party with the approval of Programmer.

         16. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be effective as of the date first above written.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties, subject to and interpreted in accordance with the LMA, and there are no other agreements, representations, warranties or understanding, oral or written, between them with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless by like written instrument executed by an authorized principal.

         18. No Partnership Or Joint Venture Created; Expenses. Nothing in this Agreement shall be construed to make Freedom and Programmer partners or joint venturers or to afford any rights to any third party other than as expressly provided herein. Each party shall bear its own expenses in connection with its performance under this Agreement.

         19. Severability. Subject to the provisions hereof, in the event any provision contained in this Agreement is held to be invalid, illegal or unenforceable, such holding shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been con tained herein.

         20. Confidentiality, Public Notices. Programmer and Freedom each agree that it will use it best efforts to keep confidential (except for disclosure requirements of federal or state securities laws and securities markets along with such disclosure to attorneys, bankers, underwriters, investors, etc. as may be appro priate in the furtherance of this transaction, or disclosure requirements of the FCC) all information of a confidential nature obtained by it from the other, including the terms of their proposal, in connection with the transactions contemplated by this Agreement. Programmer and Freedom shall jointly prepare and determine the timing of any press release or other announcement to the public or the news media relating to the execution of this Agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of each other party hereto, except that any party may make any disclosure required to be made by it under applicable law (including federal or state securities laws and the regulations of securities markets) if it determines in good faith that it is appropriate to do so and gives prior notice to each other party hereto.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                                          The Freedom Network, Inc.



                                          By: /s/ Otto Miller
                                             -----------------------
                                                 Otto Miller
                                                 President



                                          Radio Unica Corp.:



                                          By:
                                             -----------------------
                                                 Name:
                                                 Title:

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                                          The Freedom Network, Inc.



                                          By:
                                             -----------------------
                                                 Otto Miller
                                                  President



                                          Radio Unica Corp.:



                                          By: /s/ Andrew C. Goldman
                                             -----------------------
                                                 Name: Andrew C. Goldman
                                                 Title:  E.V.P.